As filed with the Securities and Exchange Commission on March 19, 2021.

Registration No. 333-254004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Frontier Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	4512	46-3681866
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4545 Airport Way

Denver, CO 80239

(720) 374-4200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Barry L. Biffle

President and Chief Executive Officer

Frontier Group Holdings, Inc.

4545 Airport Way

Denver, CO 80239

(720) 374-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Anthony J. Richmond Miles P. Jennings Brian D. Paulson Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 Telephone: (650) 328-4600 Facsimile: (650) 463-2600	Howard M. Diamond Senior Vice President, General Counsel & Secretary Frontier Group Holdings, Inc. 4545 Airport Way Denver, CO 80239 Telephone: (720) 374-4200	Alan F. Denenberg Stephen Salmon Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, CA 94025 Telephone: (650) 752-2000 Facsimile: (650) 752-2115

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(1)	AMOUNT OF REGISTRATION FEE(2)(3)
Common Stock, $0.001 par value per share	$100,000,000	$10,910

(1)

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended. Includes the aggregate offering price of additional shares that the underwriters have the option to purchase.

(2)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.
(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 (the “Amendment No. 2”) to the Registration Statement on Form S-1 (File No. 333-254004) of Frontier Group Holdings, Inc. (the “Registration Statement”) is being filed as an exhibits-only filing. Accordingly, this Amendment No. 2 consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts, payable in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee and the FINRA filing fee. All the expenses below will be paid by Frontier Group Holdings, Inc.

Item	Amount
SEC Registration fee	*
FINRA filing fee	*
Initial Nasdaq Stock Market listing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing and engraving expenses	*
Transfer Agent and Registrar fees	*
Blue Sky fees and expenses	*
Miscellaneous fees and expenses	*

Total	*

*	To be completed by amendment.

Item 14.	Indemnification of Directors and Officers

Frontier Group Holdings, Inc., Inc. is a Delaware corporation. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended. Our amended and restated certificate of incorporation to be in effect immediately prior to the consummation of this offering compels indemnification of our directors and officers and permits indemnification of our employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law, and our amended and restated bylaws to be in effect immediately prior to the consummation of this offering provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors, officers and some employees containing provisions which are in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require us, among other things, to indemnify our directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Reference is also made to Section 8 of the underwriting agreement to be filed as Exhibit 1.1 hereto, which provides for indemnification by the underwriter of our officers and directors against certain liabilities.

Item 15.	Recent Sales of Unregistered Securities

Since January 1, 2018, we have granted equity awards for an aggregate of 116,440 shares of our common stock to employees and directors under our 2014 Equity Incentive Plan, which includes 2,416 shares that were subsequently forfeited and 262 shares that were subsequently repurchased.

The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us.

Between May 19, 2020 and January 15, 2021, we issued to the United States Department of Treasury (the “Treasury”) warrants to purchase an aggregate of 75,807 shares of common stock at an exercise price of $241.72 per share in connection with our Payroll Support Program Agreement and the loan we received from the Treasury. Additionally, by operation of the Payroll Support Program Extension Agreement entered into with the Treasury on January 15, 2021, we issued additional warrants to the Treasury to purchase an aggregate of 2,716 shares of common stock at an exercise price of $442.69 per share based on $140 million of funding pursuant to the so-called “PSP2” program.

The offers, sales, and issuances of the securities described above were deemed to be exempt from registration under Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions.

There were no underwriters employed in connection with any of the transactions set forth in Item 15.

Item 16.	Exhibits and Financial Statements

EXHIBIT INDEX

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	Date	Number		Filed Herewith

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation, currently in effect.					X

3.2	Form of Amended and Restated Certificate of Incorporation, to be in effect immediately prior to the consummation of this offering.					X

3.3	Amended and Restated Bylaws, currently in effect.	S-1	3/8/2021	3.3

3.4	Form of Amended and Restated Bylaws, to be in effect immediately prior to the consummation of this offering.					X

4.1	Reference is made to exhibits 3.1, 3.2, 3.3 and 3.4.

4.2	Form of Common Stock Certificate Award.	S-1	3/8/2021	4.2

4.3	Registration Rights Agreement, to be in effect immediately prior to the consummation of this offering, by and among Frontier Group Holdings, Inc. and Indigo Frontier Holdings Company, LLC.					X

5.1*	Opinion of Latham & Watkins LLP.

10.1	Airport Use and Lease Agreement, dated as of February 1, 2021, by and between Frontier Airlines, Inc. and the City and County of Denver.	S-1	3/8/2021	10.1

10.2(a)#	2014 Equity Incentive Plan.	S-1	3/8/2021	10.2	(a)

10.2(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2014 Equity Incentive Plan.	S-1	3/8/2021	10.2	(b)

10.2(c)#	Form of Stock Purchase Right Grant Notice and Restricted Stock Purchase Agreement for Non-Employee Directors.	S-1	3/8/2021	10.2	(c)

10.2(d)#	Form of Restricted Stock Unit Award Grant Notice and RSU Award Agreement under the 2014 Equity Incentive Plan.	S-1	3/8/2021	10.2	(d)

10.3(a)#	2021 Incentive Award Plan.					X

10.3(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2021 Incentive Award Plan.					X

10.3(c)#	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2021 Incentive Award Plan.					X

10.3(d)#	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2021 Incentive Award Plan.					X

10.4#	Form of Indemnification Agreement for directors and officers.	S-1	3/8/2021	10.4

10.5#	Employment Agreement, dated as of March 15, 2016, by and between Frontier Airlines, Inc. and Barry L. Biffle.	S-1	3/8/2021	10.5

10.6#	Amended and Restated Employment Agreement, dated as of April 13, 2017, by and between Frontier Airlines, Inc. and James G. Dempsey.	S-1	3/8/2021	10.6

10.7#	Employment Agreement, dated as of June 1, 2017, by and between Frontier Airlines, Inc. and Jake F. Filene.	S-1	3/8/2021	10.7

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	Date	Number		Filed Herewith

10.8#	Employment Letter, dated as of June 30, 2014, by and between Frontier Airlines, Inc. and Howard M. Diamond.	S-1	3/8/2021	10.8

10.9#	Employment Letter, dated as of September 2, 2015, by and between Frontier Airlines, Inc. and Mark C. Mitchell.	S-1	3/8/2021	10.9

10.10(a)#	Employment Agreement, dated as of June 25, 2012, by and between Frontier Airlines, Inc. and Daniel M. Shurz.	S-1	3/8/2021	10.10	(a)

10.10(b)#	Amendment to Employment Agreement, dated as of September 13, 2013, by and between Frontier Airlines, Inc. and Daniel M. Shurz.	S-1	3/8/2021	10.10	(b)

10.11#	Employment Agreement, dated as of February 13, 2019, by and between Frontier Airlines, Inc. and Trevor J. Stedke.	S-1	3/8/2021	10.11

10.12#	Non-Employee Director Compensation Program.					X

10.13(a)#	Amended and Restated Phantom Equity Investment Agreement, dated as of December 3, 2013, by and among Frontier Airlines, Inc., Falcon Acquisition Group, Inc. and FAPAInvest, LLC.	S-1	3/8/2021	10.13	(a)

10.13(b)#	Amendment to Amended and Restated Phantom Equity Investment Agreement, dated as of December 20, 2016, by and among Frontier Airlines, Inc., Frontier Group Holdings, Inc. and FAPAInvest, LLC.	S-1	3/8/2021	10.13	(b)

10.13(c)#	Second Amendment to Amended and Restated Phantom Equity Investment Agreement, dated as of December 27, 2019, by and among Frontier Airlines, Inc., Frontier Group Holdings, Inc. and FAPAInvest, LLC.	S-1	3/8/2021	10.13	(c)

10.14#	Professional Services Agreement, dated December 3, 2013, by and among Indigo Partners LLC, Frontier Airlines Holdings, Inc. and Frontier Airlines, Inc.	S-1	3/8/2021	10.14

10.15#	Subscription Agreement, dated as of December 3, 2013, by and between Falcon Acquisition Group, Inc. and Indigo Frontier Holdings Company, LLC.	S-1	3/8/2021	10.15

10.16(a)†	Airbus A320 Family Aircraft Purchase Agreement, dated as of September 30, 2011, by and between Airbus S.A.S. and Republic Airways Holdings Inc.	S-1	3/8/2021	10.16	(a)

10.16(b)†	Amended and Restated Letter Agreement No. 1, dated as of December 28, 2017, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.16	(b)

10.16(c)†	Second Amended and Restated Letter Agreement No. 2, dated as of October 9, 2019, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.16	(c)

10.16(d)†	Second Amended and Restated Letter Agreement No. 3, dated as of October 9, 2019, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.16	(d)

10.16(e)†	Amended and Restated Letter Agreement No. 4, dated as of December 28, 2017, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.16	(e)

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	Date	Number		Filed Herewith

10.16(f)†	Letter Agreement No. 5, dated as of September 30, 2011, by and between Airbus S.A.S. and Republic Airways Holdings Inc.	S-1	3/8/2021	10.16	(f)

10.16(g)†	Letter Agreement No. 6A, dated as of September 30, 2011, by and between Airbus S.A.S. and Republic Airways Holdings Inc.	S-1	3/8/2021	10.16	(g)

10.16(h)†	Letter Agreement No. 6B, dated as of September 30, 2011, by and between Airbus S.A.S. and Republic Airways Holdings Inc.	S-1	3/8/2021	10.16	(h)

10.16(i)†	Letter Agreement No. 6D, dated as of October 9, 2019, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.16	(i)

10.16(j)†	Letter Agreement No. 6D-1, dated as of October 9, 2019, by and between and Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.16	(j)

10.16(k)†	Letter Agreement No. 6D-2, dated as of October 9, 2019, by and between and Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.16	(k)

10.16(l)†	Letter Agreement No. 6D-3, dated as of October 9, 2019, by and between and Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.16	(l)

10.16(m)†	Amended and Restated Letter Agreement No. 7, dated as of December 28, 2017, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.16	(m)

10.16(n)†	Letter Agreement No. 8, dated as of September 30, 2011, by and between Airbus S.A.S. and Republic Airways Holdings Inc.	S-1	3/8/2021	10.16	(n)

10.16(o)†	Letter Agreement No. 9, dated as of September 30, 2011, by and between Airbus S.A.S. and Republic Airways Holdings Inc.	S-1	3/8/2021	10.16	(o)

10.16(p)†	Amended and Restated Letter Agreement No. 10, dated as of October 9, 2019, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.16	(p)

10.16(q)†	Amendment No. 1 to Airbus A320 Family Aircraft Purchase Agreement, dated as of January 10, 2013, by and between Airbus S.A.S. and Republic Airways Holdings Inc.	S-1	3/8/2021	10.16	(q)

10.16(r)†	Amendment No. 2 to Airbus A320 Family Aircraft Purchase Agreement, dated as of December 3, 2013, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.16	(r)

10.16(s)†	Amendment No. 3 to Airbus A320 Family Aircraft Purchase Agreement, dated as of October 31, 2014, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.16	(s)

10.16(t)†	Amendment No. 4 to Airbus A320 Family Aircraft Purchase Agreement, dated as of August 7, 2017, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.16	(t)

10.16(u)†	Amendment No. 5 to Airbus A320 Family Aircraft Purchase Agreement, dated as of December 28, 2017, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.16	(u)

10.16(v)†	Amendment No. 6 to Airbus A320 Family Aircraft Purchase Agreement, dated as of July 1, 2019, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.16	(v)

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	Date	Number		Filed Herewith

10.16(w)†	Amendment No. 7 to Airbus A320 Family Aircraft Purchase Agreement, dated as of October 9, 2019, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.16	(w)

10.16(x)†	Amendment No. 8 to Airbus A320 Family Aircraft Purchase Agreement, dated as of March 16, 2020, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.16	(x)

10.16(y)†	Amendment No. 9 to Airbus A320 Family Aircraft Purchase Agreement, dated as of May 4, 2020, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.16	(y)

10.16(z)†	Amendment No. 10 to Airbus A320 Family Aircraft Purchase Agreement, dated as of December 2, 2020, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.16	(z)

10.16(aa)†	Letter Agreement, dated as of December 28, 2017, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.16	(aa)

10.17(a)†	Airbus A321 Aircraft Purchase Agreement, dated as of October 31, 2014, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.17	(a)

10.17(b)†	Letter Agreement No. 5, dated as of October 31, 2014, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.17	(b)

10.17(c)†	Letter Agreement No. 6A, dated as of October 31, 2014, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.17	(c)

10.17(d)†	Letter Agreement No. 6B, dated as of October 31, 2014, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.17	(d)

10.17(e)†	Letter Agreement No. 8, dated as of October 31, 2014, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.17	(e)

10.17(f)†	Letter Agreement No. 9, dated as of October 31, 2014, by and between Airbus S.A.S. and Frontier Airlines, Inc.	S-1	3/8/2021	10.17	(f)

10.18†	Amended and Restated Frontier Airlines, Inc. Credit Card Affinity Agreement, dated as of September 15, 2020, by and between Frontier Airlines, Inc. and Barclays Bank Delaware, formerly known as Juniper Bank.	S-1/A	3/18/2021	10.18

10.19(a)†	General Terms Agreement No. 6-13616, dated as of June 30, 2000, by and between Frontier Airlines, Inc., CFM International, Inc. and Societe Nationale D’Etude et de Construction de Monteurs d’Aviation.	S-1	3/8/2021	10.19	(a)

10.19(b)†	Letter Agreement No. 1, dated as of June 30, 2000, by and between Frontier Airlines, Inc. and CFM International, Inc.	S-1	3/8/2021	10.19	(b)

10.19(c)†	Letter Agreement No. 2, dated as of November 20, 2002, by and between Frontier Airlines, Inc. and CFM International, Inc.	S-1	3/8/2021	10.19	(c)

10.19(d)†	Letter Agreement No. 3, dated as of August 1, 2003, by and between Frontier Airlines, Inc. and CFM International, Inc.	S-1	3/8/2021	10.19	(d)

10.19(e)†	Letter Agreement No. 4, dated as of March 26, 2004, by and between Frontier Airlines, Inc. and CFM International, Inc.	S-1	3/8/2021	10.19	(e)

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	Date	Number		Filed Herewith

10.19(f)†	Letter Agreement No. 5, dated as of April 11, 2006, by and between Frontier Airlines, Inc. and CFM International, Inc.	S-1	3/8/2021	10.19	(f)

10.19(g)	Amendment No. 1 to GTA 6-13616, dated as of June 6, 2009, by and between Frontier Airlines, Inc. and CFM International, Inc.	S-1	3/8/2021	10.19	(g)

10.19(h)†	Letter Agreement No. 7, dated as of October 25, 2011, by and between Frontier Airlines, Inc. and CFM International, Inc.	S-1	3/8/2021	10.19	(h)

10.19(i)†	Letter Agreement No. 8, dated as of December 23, 2014, by and between Frontier Airlines, Inc. and CFM International, Inc.	S-1	3/8/2021	10.19	(i)

10.19(j)†	Letter Agreement No. 9, dated as of August 3, 2015, by and between Frontier Airlines, Inc. and CFM International, Inc.	S-1	3/8/2021	10.19	(j)

10.20(a)†	General Terms Agreement No. CFM-1 1-2576101711, dated as of October 17, 2011, by and between Frontier Airlines, Inc. and CFM International, Inc.	S-1	3/8/2021	10.20	(a)

10.20(b)†	Letter Agreement No. 1 to General Terms Agreement No. CFM-1 1-2576101711, dated as of October 26, 2011, by and between Frontier Airlines, Inc. and CFM International, Inc.	S-1	3/8/2021	10.20	(b)

10.20(c)†	Amendment No. 1 to Letter Agreement No. 1, dated as of December 23, 2014, by and between Frontier Airlines, Inc. and CFM International, Inc.	S-1	3/8/2021	10.20	(c)

10.21†	Purchase Terms Agreement (Material-Single Event), dated as of November 5, 2014, by and between Frontier Airlines, Inc. and Lufthansa Technik AG.	S-1	3/8/2021	10.21

10.22(a)†	Navitaire Hosted Services Agreement, dated as of June 20, 2014, by and between Frontier Airlines, Inc. and Navitaire LLC.	S-1	3/8/2021	10.22	(a)

10.22(b)†	Amendment No. 1 to Navitaire Hosted Services Agreement, dated as of March 1, 2015, by and between Frontier Airlines, Inc. and Navitaire LLC.	S-1	3/8/2021	10.22	(b)

10.22(c)†	Amendment No. 2 to Navitaire Hosted Services Agreement, dated as of April 10, 2015, by and between Frontier Airlines, Inc. and Navitaire LLC.	S-1	3/8/2021	10.22	(c)

10.22(d)†	Amendment No. 3 to Navitaire Hosted Services Agreement, dated as of January 1, 2016, by and between Frontier Airlines, Inc. and Navitaire LLC.	S-1	3/8/2021	10.22	(d)

10.23†	Sixth Amended and Restated Credit Agreement, dated as of December 22, 2020, by and among Vertical Horizons, Ltd., Citibank, N.A., Citigroup Global Markets, Inc., Bank of Utah and each lender identified on Schedule I thereto.	S-1	3/8/2021	10.23

10.24(a)	Guarantee, dated as of December 23, 2014, by Frontier Airlines Holdings, Inc. for the benefit of Airbus S.A.S.	S-1	3/8/2021	10.24	(a)

10.24(b)	Guarantee, dated as of December 23, 2014, by Frontier Airlines, Inc. for the benefit of Airbus S.A.S.	S-1	3/8/2021	10.24	(b)

10.25	Sixth Amended and Restated Guarantee, dated as of December 22, 2020, by Frontier Airlines, Inc. in favor of Bank of Utah.	S-1	3/8/2021	10.25

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	Date	Number		Filed Herewith

10.26†	Sixth Amended and Restated Guarantee, dated as of December 22, 2020, by Frontier Airlines Holdings, Inc. in favor of Bank of Utah.	S-1	3/8/2021	10.26

10.27(a)†	Amended and Restated Step-In Agreement, dated as of March 19, 2020, by and among Vertical Horizons, Ltd., Bank of Utah and Airbus S.A.S.	S-1	3/8/2021	10.27	(a)

10.27(b)†	Amendment to Amended and Restated Step-In Agreement, dated as of May 4, 2020, by and among Vertical Horizons, Ltd., Bank of Utah and Airbus S.A.S.	S-1	3/8/2021	10.27	(b)

10.27(c)†	Amendment to Amended and Restated Step-In Agreement, dated as of December 15, 2020, by and among Vertical Horizons, Ltd., Bank of Utah and Airbus S.A.S.	S-1	3/8/2021	10.27	(c)

10.28	Subordinated Loan Agreement, dated as of December 23, 2014, by and between Frontier Airlines, Inc. and Vertical Horizons, Ltd.	S-1	3/8/2021	10.28

10.29†	Fifth Amended and Restated CFMI Engine Benefits Agreement, dated as of March 19, 2020, by and among Vertical Horizons, Ltd., CFM International, Inc., Bank of Utah and Frontier Airlines, Inc.	S-1	3/8/2021	10.29

10.30(a)†	Amended and Restated Signatory Agreement (U.S. Visa and MasterCard Transactions), dated as of November 5, 2013, by and among Frontier Airlines Holdings Inc., Frontier Airlines, Inc. and U.S. Bank National Association.	S-1	3/8/2021	10.30	(a)

10.30(b)†	First Omnibus Amendment to Signatory Agreements, dated as of March 1, 2016, by and among Frontier Airlines Holdings, Inc., Frontier Airlines, Inc., U.S. Bank National Association, and Elavon Canada Company.	S-1	3/8/2021	10.30	(b)

10.30(c)†	Third Omnibus Amendment to Signatory Agreements, dated as May 1, 2018, by and among Frontier Airlines Holdings, Inc., Frontier Airlines, Inc., U.S. Bank National Association and Elavon Canada Company.	S-1	3/8/2021	10.30	(c)

10.30(d)†	Fourth Omnibus Amendment to Signatory Agreements, dated as of April 1, 2020, by and among Frontier Airlines Holdings, Inc., Frontier Airlines, Inc., U.S. Bank National Association and Elavon Canada Company.	S-1	3/8/2021	10.30	(d)

10.31(a)†	Rate per Flight Hour Agreement, dated as of August 29, 2017, by and between CFM International, Inc. and Frontier Airlines, Inc.	S-1	3/8/2021	10.31	(a)

10.31(b)†	Amendment No. 1 to Rate per Flight Hour Agreement, dated as of August 29, 2017, by and between CFM International, Inc. and Frontier Airlines, Inc.	S-1	3/8/2021	10.31	(b)

10.32†	Codeshare Agreement, dated as of January 16, 2018, by and between Concesionaria Vuela Compania Aviacion S.A.P.I. de C.V. and Frontier Airlines, Inc.	S-1	3/8/2021	10.32

10.33	Promissory Note, dated as of April 30, 2020, issued by Frontier Group Holdings, Inc. in the name of the United States Department of the Treasury and guaranteed by Frontier Airlines, Inc. and Frontier Airlines Holdings, Inc.	S-1	3/8/2021	10.33

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith

10.34	Payroll Support Program Agreement, dated as of April 30, 2020, between Frontier Airlines, Inc. and the United States Department of the Treasury.	S-1	3/8/2021	10.34

10.35†	Warrant Agreement, dated as of April 30, 2020, between Frontier Group Holdings, Inc. and the United States Department of the Treasury.	S-1	3/8/2021	10.35

10.36	Form of Warrant (incorporated by reference to Annex B of Exhibit 10.35).	S-1	3/8/2021	10.36

10.37†	Loan and Guarantee Agreement, dated as of September 28, 2020, by and among Frontier Airlines, Inc., Frontier Group Holdings, Inc., the United States Department of the Treasury and The Bank of New York Mellon, as administrative and collateral agent.	S-1	3/8/2021	10.37

10.38	Warrant Agreement, dated as of September 28, 2020, between Frontier Group Holdings, Inc. and the United States Department of the Treasury.	S-1	3/8/2021	10.38

10.39	Form of Warrant (incorporated by reference to Annex B of Exhibit 10.38).	S-1	3/8/2021	10.39

10.40	Letter Agreement, dated as of January 15, 2021, among Frontier Airlines, Inc., Frontier Group Holdings, Inc. and the United States Department of the Treasury and acknowledged by The Bank of New York Mellon, as administrative and collateral agent.	S-1	3/8/2021	10.40

10.41	Payroll Support Program Extension Agreement, dated as of January 15, 2021, between Frontier Airlines, Inc. and the United States Department of the Treasury.	S-1	3/8/2021	10.41

10.42	Promissory Note, dated as of January 15, 2021, issued by Frontier Group Holdings, Inc. in the name of the United States Department of the Treasury and guaranteed by Frontier Airlines, Inc. and Frontier Airlines Holdings, Inc.	S-1	3/8/2021	10.42

10.43	Warrant Agreement, dated as of January 15, 2021, between Frontier Group Holdings, Inc. and the United States Department of the Treasury.	S-1	3/8/2021	10.43

10.44	Form of Warrant (incorporated by reference to Annex B of Exhibit 10.43).	S-1	3/8/2021	10.44

10.45†	Amended and Restated IAE Engine Benefits Agreement A321neo Aircraft (2022 and 2023 Deliveries), dated as of December 22, 2020, among Vertical Horizons, Ltd., International Aero Engines, LLC, Bank of Utah and Frontier Airlines, Inc.	S-1	3/8/2021	10.45

10.46†	PW1100G-JM Engine Purchase and Support Agreement, dated as of April 13, 2020, by and between International Aero Engines, LLC and Frontier Airlines, Inc.	S-1	3/8/2021	10.46

14.1	Code of Ethics.				X

		Incorporated By Reference
Exhibit Number	Exhibit Description	Form	Date	Number	Filed Herewith

21.1	List of subsidiaries.	S-1	3/8/2021	21.1

23.1	Consent of independent registered public accounting firm.	S-1/A	3/18/2021	23.1

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney.	S-1	3/8/2021	24.1

*	To be filed by amendment.
#	Indicates management contract or compensatory plan.
†	Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K, Item 601(b)(10).

Item 17.	Undertakings

The undersigned registrant hereby undertakes that:

(1)

for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

(2)

for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)

the undersigned will provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, we have duly caused this Amendment No. 2 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 19th day of March, 2021.

FRONTIER GROUP HOLDINGS, INC.

By:	/s/ Barry L. Biffle
Barry L. Biffle President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated below on the dates indicated.

Signature	Title	Date

/s/ Barry L. Biffle Barry L. Biffle	President and Chief Executive Officer (principal executive officer)	March 19, 2021

/s/ James G. Dempsey James G. Dempsey	Executive Vice President and Chief Financial Officer (principal financial officer)	March 19, 2021

* Mark C. Mitchell	Chief Accounting Officer (principal accounting officer)	March 19, 2021

* William A. Franke	Director (Chairman of the Board)	March 19, 2021

* Andrew S. Broderick	Director	March 19, 2021

* Josh T. Connor	Director	March 19, 2021

* Brian H. Franke	Director	March 19, 2021
* Robert J. Genise	Director	March 19, 2021

* Bernard L. Han	Director	March 19, 2021

* Michael R. MacDonald	Director	March 19, 2021

Signature	Title	Date

* Patricia Salas Pineda	Director	March 19, 2021

* Alejandro D. Wolff	Director	March 19, 2021

*By:	/s/ Barry L. Biffle
Barry L. Biffle Attorney-in-Fact